UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2021

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	MILC	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 22, 2021, Millennium Investment & Acquisition Co. Inc. (“the Company”) engaged Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.

The Company had previously engaged MaloneBailey, LLP (“MB”) which completed an audit of the financial statements of the Company for the year ended December 31, 2020 which was included as an attachment to a Form 10-Q for the period ended June 30, 2021. MB also performed a review of the Form 10-Q for the periods ended June 30, 2021 and September 30, 2021. During the timeframe that the Company engaged MB, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to MB’s satisfaction, would have caused MB to make reference thereto in their report on the financial statements for such period, and no (ii) “reportable events” within the meaning of Item 304(a)(1)(v) of regulation S-K.

The Company has provided a copy of the foregoing disclosures to MB and requested that MB furnish it with a letter addressed to the Securities and Exchange Commission stating whether MB agrees with the above statements. A copy of MB’s letter, dated December 23, 2021, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit

16.1	Letter from MaloneBaley, LLP to the Securities and Exchange Commission dated December 23, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021

MILLENNIUM INVESTMENT & ACQUISITION COMPANY CO. INC.

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer